UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2010

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 7, 2010, Aon Corporation (“Aon”) entered into an employment agreement (the “Employment Agreement”) with Stephen P. McGill, Chairman and Chief Executive Officer of Aon Risk Solutions.  The Employment Agreement modifies and supersedes the existing employment arrangement between Mr. McGill and Aon Limited, a U.K. subsidiary of Aon, dated April 22, 2005, and amended from time to time thereafter (the “Prior Arrangement”).  The terms of the Prior Arrangement were filed as Exhibits to Aon’s Annual Report on Form 10-K for the year ended December 31, 2007, and further disclosed in a Current Report on Form 8-K filed with the SEC on August 4, 2009.

The principal terms of the Employment Agreement are described below:

Permanent Relocation.  Under the Employment Agreement, Mr. McGill agrees to permanently relocate his residence to the United States and become directly employed by Aon.  Under the Prior Arrangement, Mr. McGill had been serving as an expatriate to Aon’s U.S. operations since 2006.

Term.  The Employment Agreement commenced effective as of November 18, 2010, and will expire November 18, 2015, unless terminated earlier.

Salary and Bonus.   Aon will pay to Mr. McGill an annual base salary of $1,100,000.  Mr. McGill is eligible for a target bonus of 175% (an increase from 150%) of base salary.  The Organization and Compensation Committee of Aon’s board of directors retains the discretion to determine Mr. McGill’s actual bonus payment.

Long-Term Incentive Compensation.  Mr. McGill will continue to be eligible to participate in Aon’s long-term incentive compensation plans, such as the Leadership Performance Program (“LPP”), a sub-plan of the 2001 Aon Stock Incentive Plan.  As a reflection of Mr. McGill’s exceptional performance to date and his commitment to the extended term as set forth in the Employment Agreement, he will receive an additional award valued at $6 million under the LPP for the performance period beginning January 1, 2011 and ending December 31, 2013.  This additional award will be earned based on the same performance criteria and weightings as the regular award Aon anticipates awarding to Mr. McGill under the LPP for the same performance period.  The performance criteria and weightings will be the same as those applicable to other LPP award recipients.

Benefits. Mr. McGill will be eligible to participate in Aon’s employee benefit plans generally available to senior executives of Aon.  Under the Prior Arrangement, Mr. McGill participated in the employee benefit programs available to U.K. employees of Aon Limited and other statutory benefit programs.

One-Time Transfer Payment.  Mr. McGill will receive a one-time transfer payment of $2.5 million.  The payment will be made in recognition of his willingness to enter into the Employment Agreement, which will result in the elimination of expatriate benefits, including housing allowance, and Mr. McGill forfeiting his participation in certain U.K. employee benefits, including car allowance and pension contributions, and incurring relocation costs to permanently relocate to the U.S.  If Mr. McGill voluntarily terminates his employment with Aon prior to November 18, 2015, he will be obligated to repay to Aon a prorated amount of such payment.

Noncompetition.  The Employment Agreement contains a noncompetition provision that prohibits Mr. McGill from competing with Aon for two years following the termination of his employment.  A two-year nonsolicitation provision also applies.  Under the Prior Arrangement, Mr. McGill would have been bound by restrictive covenants for one year following the termination of his employment.

Termination Severance Provisions.   Mr. McGill’s employment agreement provides that, in the event of Mr. McGill’s death during the term of the agreement, his estate will receive an amount equal to Mr. McGill’s base salary at the date of death through November 18, 2015, and the amount of any benefit payable under any life insurance policy maintained by Aon for his benefit. In the event of Aon’s termination of Mr. McGill’s employment by reason of disability, he will receive an amount equal to the difference between Mr. McGill’s base salary at the date of termination through November 18, 2015, and the projected amount of any benefit paid under any disability insurance policy maintained by Aon for his benefit.  In the event of a termination due to death or disability, Mr. McGill or his estate, as applicable, will receive a pro rata bonus for the year in which the termination of employment occurs equal to the total value of the bonus paid to Mr. McGill for the year prior to the year of termination multiplied by a ratio equal to the number of days Mr. McGill was employed during the year of termination divided by 365.

If Aon terminates Mr. McGill’s employment for cause as set forth in his employment agreement, Mr. McGill will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination. If Aon terminates Mr. McGill’s employment for any reason, other than for cause, or other than due to death or disability, Aon must give Mr. McGill 365 days prior written notice of termination, and he will be entitled to receive: (i) all accrued base salary and benefits as of the notice date; (ii) during such twelve-month notice period his base salary at the rate in effect as of the notice date through his date of termination; and (iii) a cash payment payable on the termination date in an amount equal to Mr. McGill’s base salary as of the notice date.  If Mr. McGill voluntarily terminates his employment for good reason (as defined in the agreement), he must give Aon ninety (90) days prior written notice and will be entitled to receive the payments and benefits set forth in items (i) through (iii) of the immediately preceding sentence. If Mr. McGill voluntarily terminates his employment for any reason (other than for good reason), he will only receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination.

In addition, on December 7, 2010, Aon entered into a Change in Control Agreement (the “Change in Control Agreement”) with Mr. McGill, which modifies and supersedes the existing severance agreement dated as of September 19, 2008 (the “Prior Change in Control Agreement”).  The Prior Change in Control Agreement was filed with the SEC as an Exhibit to Aon’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and was a Tier 1 Agreement the terms of which are described in Aon’s proxy statement for the 2010 annual meeting of stockholders.    The Change in Control Agreement significantly reduces the financial protection to be afforded to Mr. McGill in the event of the termination of his employment in connection with a change in control of Aon.  The material changes are:

1.               Complete elimination of Aon’s obligation to provide a gross-up payment to Mr. McGill in connection with excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”); and

2.               Capping Mr. McGill’s payments and benefits under the Change in Control Agreement to the greater of (i) the “safe harbor” amount under Code Section 280G, such that the payments and benefits are not deemed to be “excess parachute payments” or (ii)  the amount of payments and benefits that would otherwise be provided under the Change in Control Agreement so long as the payments and benefits outweigh the tax consequence to Mr. McGill of receipt thereof.

The foregoing summaries are qualified in their entirety by reference to each of the Employment Agreement and Change in Control Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)    Not applicable.

(d)            Exhibits:

Exhibit Number	Description of Exhibit
10.1	Employment Agreement dated December 7, 2010, between Aon Corporation and Stephen P. McGill.

10.2	Change in Control Agreement dated December 7, 2010 between Aon Corporation and Stephen P. McGill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Vice President and Secretary

Date: December 13, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Employment Agreement dated December 7, 2010, between Aon Corporation and Stephen P. McGill.

10.2	Change in Control Agreement dated December 7, 2010 between Aon Corporation and Stephen P. McGill.